Exhibit 99.1
Immersion Corporation Reports Fourth Quarter 2022 Results
GAAP Net Income of $19.7 million or $0.60 per diluted share
Non-GAAP Net Income of $14.8 million or $0.45 per diluted share
Declares Quarterly Dividend

AVENTURA FL, February 22, 2023 – Immersion Corporation (NASDAQ: IMMR), a leading developer and provider of technologies for haptics, today reported financial results for the fourth quarter ended December 31, 2022.
Fourth Quarter Financial Summary:
• Total revenues of $9.2 million, compared to $9.7 million in the fourth quarter of 2021. Royalty and license revenues were $9.1 million, compared to $9.7 million in the fourth quarter of 2021.
• GAAP net income was $19.7 million, or $0.60 per diluted share, compared to GAAP net income of $1.3 million, or $0.04 per diluted share, in the fourth quarter of 2021.
• GAAP operating expenses of $3.4 million declined 14% from $3.9 million in the fourth quarter of 2021. Non-GAAP operating expenses of $2.6 million declined 21% from $3.2 million in the fourth quarter of 2021. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)
• Non-GAAP net income was $14.8 million, or $0.45 per diluted share, compared to non-GAAP net income of $5.8 million, or $0.17 per diluted share in the fourth quarter of 2021.
Fiscal Year 2022 Financial Summary:
• Revenues for 2022 were $38.5 million, compared to $35.1 million in 2021. Royalty and license revenues for 2022 totaled $38.2 million, compared to $34.7 million in 2021.
• Net income for 2022 was $30.7 million, or $0.92 per diluted share, compared to net income of $12.5 million, or $0.39 per diluted share, for 2021.
• Non-GAAP net income for 2022 was $29.4 million, or $0.88 per diluted share, compared to non-GAAP net income for 2021 of $20.6 million, or $0.65 per diluted share.
• Cash, cash equivalents and short-term investments were $149.7 million as of December 31, 2022, an increase of $11.8 million from $137.9 million as of December 31, 2021.
• Repurchased 2,542,065 shares in 2022 (7.4% of shares outstanding at December 31, 2021) at an average price of $5.20 per share.
• Approved first quarterly dividend of $0.03 cents per share as well as a one-time special dividend of $0.10 cents per share, both of which were paid out on January 30, 2023.

Eric Singer, Chairman & CEO, stated, “By any measure, this was a successful quarter and year for Immersion. We improved our cash, cash equivalents and short-term investments sequentially by $16 million and ended the year with $157.7 million in stockholder equity, or $4.86 per share.”
“We are focused on protecting our intellectual property through the execution of new license agreements, the renewal of existing agreements, and by proactive enforcement. We also continue to pursue thoughtful capital allocation to increase long-term shareholder value, including, but not limited to, our $50 million stock repurchase program. Today, we are pleased to declare our second consecutive quarterly dividend of $0.03 cents per share,” said Singer.
The second quarterly dividend will be paid on April 28, 2023 to shareholders of record on April 13, 2023. Future quarterly dividends will be subject to further review and approval by the Board in accordance with applicable law. The Board reserves the right to adjust or withdraw the quarterly dividend in future periods as it reviews the Company’s capital allocation strategy from time-to-time. In addition, the Company’s current stock repurchase program allows for the repurchase of shares with an aggregate value of up to $50 million.
Recent Business Highlights:
•Signed a license agreement with Vishay Intertechnology, Inc. (NYSE: VSH) to bundle Immersion haptic patent licenses for purchasers of Vishay’s solenoid-based haptic actuators, streamlining the design-in process for Vishay’s game-changing technology.
•Renewed a multi-year license with Dongwoon Anatech, which creates analog integrated circuits (ICs) for phones, wearables, and other electronic devices, to make our haptic patent licenses available to mobile phone, wearable, and PC OEMs through Dongwoon.
About Immersion
Immersion Corporation (NASDAQ: IMMR) is a leading innovator of touch feedback technology, also known as haptics. The company invents, accelerates, and scales haptic experiences by providing technology solutions for mobile, automotive, gaming, and consumer electronics. Haptic technology creates immersive and realistic experiences that enhance digital interactions by engaging users' sense of touch. Learn more at www.immersion.com.
Use of Non-GAAP Financial Measures
Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP net income, Non-GAAP operating expenses and Non-GAAP net income per diluted share because it is useful in understanding the company’s performance as it excludes certain non-cash expenses like stock-based compensation expense and other special charges, such as deferred tax assets valuation allowance, depreciation and restructuring costs, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.
Forward-looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements involve risks and uncertainties. Forward-looking statements are identified by words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “can,” “will,” “places,” “estimates,” and other similar expressions. However, these words are not the only way we identify forward-looking statements. Examples of forward-looking statements include any expectations, projections, or other characterizations of future events, or circumstances, including but not limited to statements about the Company’s focus on protecting its intellectual property, either through the execution of new or renewal license agreements or by proactive enforcement continuing to pursue thoughtful capital allocation to increase long-term shareholder value, and the timing of any dividend payments.
Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results could differ materially from those projected in the forward-looking statements, therefore we caution you not to place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the inability to predict the outcome of any litigation, the costs associated with any litigation and the risks related to our business, both direct and indirect, of initiating litigation, the effects of the COVID-19 global pandemic on the Company and its business, and on the business of its suppliers and customers; unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate (especially in light of the ongoing adverse effects of the COVID-19 global pandemic); delay in or failure to achieve adoption of or commercial demand for the Company’s products or third party products incorporating the Company’s technologies; the inability of Immersion to renew existing licensing arrangements, or enter into new licensing arrangements on favorable terms; the loss of a major customer; the ability of Immersion to protect and enforce its intellectual property rights and other factors. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2021 and in its most recent Quarterly Report on Form 10-Q which are on file with the U.S. Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and Immersion does not intend to update these forward-looking statements after the date of this press release, except as required by law.
Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners. The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2022	December 31, 2021
	(1)	(1)
ASSETS
Cash and cash equivalents	$48,820	$51,490
Investments-current	100,918	86,431
Accounts and other receivables	1,235	1,970
Prepaid expenses and other current assets	9,347	13,432
Total current assets	160,320	153,323
Property and equipment, net	293	444
Investments-noncurrent	17,040	7,286
Long-term deposits	4,324	9,658
Deferred tax assets	7,217	2,115
Other assets	916	2,694
TOTAL ASSETS	$190,110	$175,520
LIABILITIES
Accounts payable	$86	$2
Accrued compensation	2,029	555
Deferred revenue-current	4,766	4,826
Other current liabilities	12,465	11,247
Total current liabilities	19,346	16,630
Deferred revenue - noncurrent	12,629	16,699
Other long-term liabilities	435	896
Total liabilities	32,410	34,225
STOCKHOLDERS’ EQUITY	157,700	141,295
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$190,110	$175,520
(1) Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
	(1)	(1)	(2)	(2)
Revenues:
Royalty and license	$9,099	$9,672	$38,178	$34,689
Development, services, and other	65	75	283	400
Total revenues	9,164	9,747	38,461	35,089
Costs and expenses:
Cost of revenues	—	10	4	88
Sales and marketing	229	498	1,215	3,241
Research and development	262	708	1,380	4,150
General and administrative	2,892	2,729	11,442	9,835
Total costs and expenses	3,383	3,945	14,041	17,314
Operating Income	5,781	5,802	24,420	17,775
Interest and other income (loss), net	8,958	(647)	2,545	(485)
Income before benefit from (provision for) income taxes	14,739	5,155	26,965	17,290
Benefit from (provision for) income taxes	4,963	(3,819)	3,699	(4,806)
Net Income	$19,702	$1,336	$30,664	$12,484
Basic net income per share	$0.61	$0.04	$0.92	$0.40
Shares used in calculating basic net income per share	32,327	33,735	33,280	31,459
Diluted net income per share	$0.60	$0.04	$0.92	$0.39
Shares used in calculating diluted net income per share	32,584	33,851	33,508	31,769

(1) unaudited quarterly financial data
(2) Derived from audited annual consolidated financial statements

Immersion Corporation
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
GAAP net income	$19,702	$1,336	$30,664	$12,484
Add: Provision for (benefit for) income taxes	(4,963)	3,819	(3,699)	4,806
Less: Non-GAAP provision for income taxes	(746)	(66)	(1,408)	(205)
Add: Stock-based compensation	756	341	3,417	2,338
Add: Restructuring expense	—	78	—	690
Add: Depreciation and amortization of property and equipment	45	24	140	99
Other nonrecurring charges	27	269	322	369
Non-GAAP net income	$14,821	$5,801	$29,436	$20,581
Non-GAAP net income per diluted share	$0.45	$0.17	$0.88	$0.65
Shares used in calculating Non-GAAP net income per diluted share	32,584	33,851	33,508	31,769

Immersion Corporation
Disaggregated Revenue Information
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Fixed fee license revenue	$1,300	$1,497	$11,953	$5,843
Per-unit royalty revenue	7,799	8,175	26,225	28,846
Total royalty and license revenue	9,099	9,672	38,178	34,689
Development, services, and other revenue	65	75	283	400
Total revenues	$9,164	$9,747	$38,461	$35,089

Immersion Corporation
Revenue by Line of Business
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Mobility	39%	50%	60%	60%
Gaming	30%	18%	21%	21%
Automotive	26%	32%	13%	19%
Other	5%	—%	6%	—%
Total revenues	100%	100%	100%	100%

Immersion Corporation
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
GAAP operating expenses	$3,383	$3,935	$14,037	$17,226
Adjustments to GAAP operating expenses:
Stock-based compensation expense - S&M	(41)	(67)	(61)	(745)
Stock-based compensation expense - R&D	(21)	(89)	(117)	(742)
Stock-based compensation expense - G&A	(694)	(185)	(3,239)	(851)
Restructuring expense	—	(78)	—	(690)
Depreciation and amortization expense of property and equipment	(45)	(24)	(140)	(99)
Other nonrecurring charges	(27)	(269)	(322)	(369)
Non-GAAP operating expenses	$2,555	$3,223	$10,158	$13,730

Investor Contact:
Aaron Akerman
Immersion Corporation
514-987-9800 ext. 5110
aakerman@immersion.com